As filed with the Securities and Exchange Commission on September 28, 2000
                      Registration No. _____________

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                FORM S-8
                           REGISTRATION STATEMENT
                                 Under
                         The Securities Act of 1933

                       LEGGETT & PLATT, INCORPORATED
        (Exact name of registrant as specified in its charter)


          Missouri               No. 1 Leggett Road          44-0324630
(State or other jurisdiction   Carthage, Missouri  64836   (I.R.S. Employer
    of incorporation or          (417) 358-8131           Identification No.)
                (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                            1989 DISCOUNT STOCK PLAN
                            (Full Title of the Plan)

                                John A. Lyckman
                             Assistant General Counsel
                           Leggett & Platt, Incorporated
                                No. 1--Leggett Road
                             Carthage, Missouri  64836
                                 (417) 358-8131
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                            CALCULATION OF REGISTRATION FEE

                                                        Proposed
                                     Proposed           Maximum
Title of Securities Amount to be     Maximum Offering   Aggregate Offering  Amount of
to be Registered    Registered       Price Per Share(1) Price (1)           Registration Fee
_______________________________________________________________ ___________________________________
Common Stock,
$.01 par value
and attached
Preferred Stock
Purchase Rights     3,000,000 shares $14.594            $43,782,000         $11,559.00

<F1>
(1)  Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457, based upon the average of the high and low prices of Registrant's Common
Stock on September 26, 2000 on the New York Stock Exchange Composite Tape of $14,594.

                        INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The following documents have been previously filed by the Company with the Commission and are incorporated by reference into this Prospectus:

     (1)    The contents of Registration Statement File No. 33-44224.

     (2)    The contents of Registration Statement File No. 33-45336.


                                 SIGNATURES

Pursuant to the requirements of the Securities Act of 1933,the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Carthage, State of Missouri, on the 28th day of September, 2000.


                        LEGGETT & PLATT, INCORPORATED


                        By:  /s/ FELIX E. WRIGHT
                             Felix E. Wright
                             President and
                             Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

           Signature                       Title                   Date

(a) Principal Executive Officer:
    /s/  FELIX  E.  WRIGHT          Vice Chairman           September 28, 2000
         Felix E. Wright            of the Board, President
                                    and Chief Executive Officer and Director

(b) Principal Financial Officer:
    /s/  MICHAEL A. GLAUBER         Senior Vice President,  September 28, 2000
         Michael A. Glauber         Finance & Administration

(c) Principal Accounting Officer:
    /s/  ALLAN   J.  ROSS           Vice President -        September 28, 2000
         Allan J. Ross              Accounting

(d) Directors:

    /s/ RAYMOND F. BENTELE*         Director                September  28, 2000
        Raymond F. Bentele


        Ralph W. Clark              Director                __________________


    /s/ R. TED ENLOE, III*          Director                September 28, 2000
	R. Ted Enloe, III


    /s/ RICHARD T. FISHER*          Director                September 28, 2000
	Richard T. Fisher

    /s/ BOB L. GADDY*               Director                September 28, 2000
	Bob L. Gaddy

    /s/ DAVID S. HAFFNER*           Director                September 28, 2000
	David S. Haffner

    /s/ THOMAS A. HAYS*             Director                September 28, 2000
	Thomas A. Hays

    /s/ ROBERT A. JEFFERIES, JR.*   Director                September 28, 2000
    	Robert A. Jefferies, Jr.

    /s/ ALEXANDER M. LEVINE*        Director                September 28, 2000
	Alexander M. Levine

    /s/ DUANE W. POTTER*            Director                September 28, 2000
	Duane W. Potter

    /s/ MAURICE E. PURNELL, JR.*    Director                September 28, 2000
	Maurice E. Purnell, Jr.

    /s/ ALICE L. WALTON*            Director                September 28, 2000
	Alice L. Walton

    /s/ FELIX E. WRIGHT*            Director                September 28, 2000
	Felix E. Wright


    *By: /s/ ERNEST C. JETT
         Ernest C. Jett
         Under Power-of-Attorney dated March 28, 2000.


                                  EXHIBIT INDEX

Exhibit Number                   Description

       4 Leggett & Platt, Incorporated 1989 Discount Stock Plan, as amended and restated in its entirety effective May 12, 1999; reference is made to Appendix A to Registrant's definitive Proxy Statement dated March 31, 1999 used in conjunction with Registrant's Annual Meeting of Shareholders held on
               May 12, 1999.

        5 Opinion of John A. Lyckman, Esq., Assistant General Counsel to Registrant

        23(a)  Consent of PricewaterhouseCoopers LLP

        23(b) Consent of John A. Lyckman, Esq., Assistant General Counsel to Registrant (contained within Opinion of Counsel, Exhibit 5)

24 Power of Attorney executed by members of the Company's Board of Directors regarding the Form 10-K and certain registration statements; reference is made to the Registrant's Form 10-K for the fiscal year ended
     December 31, 1999